SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 9, 2002
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                          Enterprise Technologies, Inc.
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             (Exact name of registrant as specified in its charter)



Nevada                                  0-28790               87-0429962 B
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(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                         Identification Number)


1628 West 1st Avenue, Suite 216, Vancouver, British Columbia           V6J 1G1
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:   (604) 659-5006
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ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

     On September 6, 2002, the Board of Directors authorized a private placement of $150,000 consisting of 21,428,571 restricted common shares at $0.007 per share and 21,428,571 three year share purchase warrants entitling the holder of each warrant to purchase one share at $0.007. In determining the per share price of the private placement, which is to be completed by September 30, 2002, the Board of Directors took into consideration the current state of the equity markets, recent trading range of the Company's common shares and the Company's balance sheet, which at June 30, 2002, showed a cash balance of $2,554, payables of $341,332 and an accumulated deficit of $13,981,845, as detailed in our Form 10-QSB report for the period ended June 30, 2002. Also on September 6, 2002, the Board of Directors authorized issuance of 15,428,571 restricted common shares at $0.007 per share for $108,000 in management fees due and owing to Mr. Harmel S. Rayat, a Director and majority shareholder of the Company.

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ITEM 6.  Resignations of Registrant's Director's

None.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   ENTERPRISE TECHNOLOGIES, INC.



                                                          by:  /s/ Harv Dhaliwal
                                                          ---  -----------------
                                             Harv Dhaliwal, President & Director


Date: September 9, 2002